Exhibit 99.1

General Cannabis Announces Entry into Term Sheet For Acquisition of Denver Cannabis Retailer

Denver, August 19, 2019 – General Cannabis Corp (OTCQX: CANN) (the “Company” or “General Cannabis”), the comprehensive national resource to the regulated cannabis industry, today announced that it has entered into a non-binding term sheet to acquire substantially all of the assets of a licensed recreational cannabis retailer in Denver, Colorado (the “Business”).  The seller of the Business operates a retail cannabis dispensary in Denver.

This potential transaction follows the Company’s recent announcement of its entry into non-binding term sheets to acquire other licensed cannabis entities in Colorado. The Company is taking these actions based on the signing of Colorado House Bill 1090 (“HB-1090”), a recently approved law allowing public companies to own Colorado-licensed cannabis companies.  Once the regulations surrounding the implementation of the law are finalized, the Company plans to enter into a binding transaction for the Business.

It is anticipated that General Cannabis will pay consideration consisting of fifty percent cash and fifty percent in shares of the Company’s common stock for substantially all of the tangible and intangible assets of the Business.  The term sheet for the Business also provides that the Company will enter into a five-year lease for the retail facility with options for renewal and purchase.

“We are pleased to announce our plans to acquire a fourth licensed Colorado cannabis operator,” said Michael Feinsod, Executive Chairman and Chief Executive Officer of General Cannabis.  “This planned acquisition would bring our skillset to North Denver. The Business we plan to  acquire is well located and would provide another strong piece to our expansion strategy.  This facility would pair us with another operator and expand our customer base, allowing us to leverage our skill set as HB-1090 is implemented.  We look forward to integrating this facility, and its team, into the General Cannabis family upon consummation of the transaction.  This potential acquisition will bring our anticipated owned dispensaries to three, our anticipated cultivation space to approximately 45,000 square feet, and one infused products manufacturer license within the state of Colorado.”

“Colorado has been the national leader in legalized cannabis sales.  With statewide trailing twelve-month retail sales of over $1.5 billion, we believe Colorado cannabis cultivators and retailers are poised to take advantage of this new significant access to the public capital markets,” said Feinsod.  “The leading operators in Colorado have achieved success operating at scale and, we believe, are excellent acquisition candidates.  We plan to continue to acquire additional licensed cannabis assets within Colorado and other regulated markets.  Our strong platform can create a synergistic opportunity for Colorado operators looking to grow with us.”

About General Cannabis Corp

General Cannabis Corp is the comprehensive national resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, operational consulting and products, consumer goods and marketing consulting, and capital investments and real estate.  As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.   Such forward-looking statements include statements regarding the Company’s plans to enter into a binding agreement to purchase the Business, the proposed terms of the transaction, the timing of the implementation of HB-1090, the expected benefits of HB-1090, the expected benefits to the Company of the planned acquisition, the closing of other potential transactions and the Company’s plans to acquire additional licensed cannabis assets within Colorado.

Any statements that are not statements of historical fact, such as the statements described above, should be considered forward-looking statements.  Some of these statements may be identified by the use of the words “may,” “will,” “believes,” “plans,” “anticipates,” “expects” and similar expressions.  The Company has based these forward-looking statements on current expectations and projections about future events as of the date of this press release.  These forward-looking statements are not guaranteeing of future performance, conditions or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the possibility that the proposed transaction is not consummated, changes in the Company’s share price, the benefits from the potential transaction may not be fully realized or may take longer to realize than expected, and those factors described from time to time in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q under the heading “Risk Factors” and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statements made herein.

Contact

Brian Andrews

Chief Financial Officer

General Cannabis Corp

(303) 759-1300